OAKWOOD MORTGAGE INVESTORS, INC. 1996-B              REPORT DATE: AUGUST 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                    POOL REPORT # 13
REMITTANCE REPORT                                            Page 1 of 6
REPORTING MONTH: JULY 31, 1997


                                            Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                  Ending
Principal                  Scheduled          Prepaid            Liquidated        Contracts               Principal
Balance                    Principal          Principal          Principal         Repurchased             Balance
------------------------------------------------------------------------------------------------------------------------------


     195,905,885.32        (523,214.44)       (928,664.43)      (538,302.91)                   0.00        193,915,703.54
==============================================================================================================================







   Scheduled                                   Scheduled                                                  Amount
   Gross                      Servicing        Pass Thru             Liquidation       Reserve            Available for
   Interest                      Fee           Interest              Proceeds          Fund Draw          Distribution
-----------------------------------------------------------------------------------------------------------------------------


    1,837,816.38             163,254.90          1,674,561.48        378,001.99               0.00       3,667,697.24
=============================================================================================================================












                               Mezzanine Reserve Fund as of Cutoff Date
-------------------------------------------------------------------------------------------------------


 Beginning                             Investment     Balance Before      Reserve      Reserve         Balance After
  Balance      Deposits     Distrib.    Interest   Current Distribution   Fund Draw    Fund Deposit    Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------

  433,045.94     0.00    -1,720.94    1,762.38         433,087.38            0.00        0.00        433,087.38             1,762.38
====================================================================================================================================



Reserve Fund Required Balance
--------------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------------

 431,325.00         431,325.00
======================================







Class B-1 Reserve Fund as of Cutoff Date

  Beginning                                Investment      Balance Before      Reserve    Reserve       Balance After
   Balance     Deposits       Distrib.     Interest    Current Distribution   Fund Draw  Fund Deposit  Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------

 324,784.71     0.00      -1,290.71     1,321.78           324,815.78            0.00        0.00         324,815.78        1,321.78
====================================================================================================================================


     Reserve Fund Required Balance
 -------------------------------------
  Before Current     After Current
   Distribution       Distribution
--------------------------------------

    323,494.00         323,494.00
======================================



Class B-2 Reserve Fund as of Cutoff Date

  Beginning                           Investment     Balance Before      Reserve   Reserve        Balance After
   Balance     Deposits     Distrib.   Interest   Current Distribution   Fund Draw Fund Deposit   Current Distribution    Excess
------------------------------------------------------------------------------------------------------------------------------------

  216,522.47    0.00      -860.47     881.18          216,543.18            0.00     0.00       216,543.18                881.18
====================================================================================================================================

         Reserve Fund Required Balance
 --------------------------------------
     Before Current     After Current
     Distribution       Distribution
--------------------------------------

       215,662.00         215,662.00
======================================




                                            Certificate Account
--------------------------------------------------------------------------------

   Beginning            Deposits                            Investment   Ending
    Balance     Principal       Interest     Distributions  Interest     Balance
--------------------------------------------------------------------------------




1,077,141.58  1,988,893.58   1,839,769.22  (4,004,990.65)    2,981.60 903,795.33
================================================================================


                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

        Beginning              Recovered           Current            Ending
         Balance                Advances           Advances           Balance
--------------------------------------------------------------------------------


          1,885,329.05       1,774,957.04       1,676,359.87      1,786,731.88
================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B              REPORT DATE: AUGUST 7, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 POOL REPORT # 13
REMITTANCE REPORT
REPORTING MONTH: JULY 31, 1997                       Page 2 of 6


Class B Crossover Test                                                               Test Met?
-----------------------------------------------------------------                    ---------------

(a) Remittance date on or after January 2001                                               N


(b) Average 60 day Delinquency rate <=        5%                                           Y

(c) Average 30 day Delinquency rate <=        7%                                           Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates


                   Aug. 1996 -Aug. 1997       4%                                           N
                   Jan 2001 -Aug. 2002        7%                                           N
                   Aug. 2002 - Jan. 2003      8%                                           N

                   Jan, 2003 -                9%                                           N


(e) Current realized loss ratio <=            2.75%                                        Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =              22.750%
     of stated scheduled pool balance

                Beginning B-1 balance                                     16,983,002.06

                Beginning B-2 balance                                     10,614,543.63

                Beginning Accelerated Principal Distribution                 438,749.31
                                                                 --------------------
                                                                          28,036,295.00
                Divided by beginning pool
                balance                                                  195,905,885.32
                                                                 --------------------
                                                                                14.311%    N

                                                                 ===============

 Average 60 day delinquency ratio:


                            Over 60s           Pool Balance            %
                       --------------------------------------------------------

 Current Mo                     7,296,129.14          193,915,703.54 3.76%
 1st Preceding Mo               7,376,620.46          195,905,885.32 3.77%
 2nd Preceding Mo               6,631,574.15          198,054,500.71 3.35%
                                                       Divided by      3
                                                                  -------------
                                                                     3.63%
                                                                  =============


  Average 30 day delinquency ratio:


                            Over 30s           Pool Balance            %
                       --------------------------------------------------------

 Current Mo                    10,427,143.86          193,915,703.54 5.38%
 1st Preceding Mo              10,482,048.26          195,905,885.32 5.35%
 2nd Preceding Mo               9,498,685.85          198,054,500.71 4.80%
                                                       Divided by      3
                                                                  -------------
                                                                     5.17%
                                                                  =============

 Cumulative loss ratio:

                        Cumulative losses          1,373,535.60
                                          ------------------------
 Divided by Initial Certificate Principal        215,662,295.00     0.637%
                                                                  =============




 Current realized loss ratio:

                       Liquidation                 Pool

                             Losses               Balance
                       -------------------------------------------




 Current Mo                       160,300.92          195,905,885.32
 1st Preceding Mo                 210,269.58          198,054,500.71
 2nd Preceding Mo                 149,994.51          199,776,274.57


                                                                        1.056%
                                                                      =========

        OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
        OAKWOOD ACCEPTANCE CORP. -  SERVICER         REPORT DATE: AUGUST 7, 1997
        REMITTANCE REPORT                                      POOL REPORT # 13
        REPORTING MONTH: JULY 31, 1997                               Page 3 of 6



                                                                           Delinquency Analysis

                                                31 to 59 days               60 to 89 days            90 days and Over
              No. of      Principal                     Principal                 Principal                 Principal
              Loans       Balance              #        Balance          #        Balance          #        Balance
              --------------------------------------------------------------------------------------------------------------------


Excluding Repos     7,094          189,881,540.78   120        3,092,956.05    40      1,019,590.30    66         2,280,434.75

        Repos         132            4,034,162.76     2           38,058.67    13        313,266.51   117         3,682,837.58
              --------------------------------------------------------------------------------------------------------------------

        Total       7,226          193,915,703.54   122        3,131,014.72    53      1,332,856.81   183         5,963,272.33
              ====================================================================================================================




                                                                                   Repossession Analysis
                                     Active Repos                         Reversal       Current Month
      Total Delinq.                  Outstanding                        (Redemption)        Repos                  Cumulative Repos
               Principal                    Principal                    Principal            Principal                 Principal
   #           Balance            #         Balance          #            Balance      #      Balance            #      Balance
------------------------------------------------------------------------------------------------------------------------------------


    226        6,392,981.10    132        4,034,162.76       -4      (121,531.01)    25      641,459.26      331        8,886,042.45

    132        4,034,162.76
---------------------------

    358       10,427,143.86
===========================

    5.0%               5.38%
 ===========================






OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE: AUGUST 7, 1997
REMITTANCE REPORT                                           POOL REPORT # 13
REPORTING MONTH: JULY 31, 1997
                                                                 Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                     Liquidated                                                         Net
 Account   Customer  Principal      Sales     Insur.     Total     Repossession   Liquidation  Unrecov.
 Number      Name     Balance     Proceeds    Refunds   Proceeds   Expenses      Proceeds    Advances
--------------------------------------------------------------------------------------------------------


088623-4  BAKER       25,050.95    22,400.00  1,450.92   23,850.92   4,629.66     19,221.26     1,656.72
086799-4  CONNER      22,601.32    21,231.00  1,898.48   23,129.48   3,833.35     19,296.13     2,255.20
091737-7  WILSON      17,743.01    18,700.00    384.48   19,084.48   1,949.00     17,135.48     1,869.84
088033-6  LEVI        27,035.90    25,900.00  1,197.51   27,097.51   5,598.87     21,498.64     1,159.95
092447-2  MESSER      52,036.15    47,650.00  1,255.32   48,905.32  11,134.08     37,771.24     5,762.02
093925-6  BARNES      27,957.68    26,000.00      0.00   26,000.00   2,033.18     23,966.82     1,906.86
088379-3  OXENDINE    19,994.09    23,900.00  1,538.08   25,438.08   1,252.00     24,186.08     1,112.40
088349-6  ARNOLD      21,593.55    22,900.00  1,331.99   24,231.99   1,989.50     22,242.49     1,711.62
092176-7  BRIGGS      22,635.17    22,900.00      0.00   22,900.00     958.04     21,941.96     1,277.96
088796-8  SOLVERSON   31,840.80    28,900.00      0.00   28,900.00   1,437.00     27,463.00     2,105.76
092198-1  ROWDEN      35,390.35    30,400.00  1,870.22   32,270.22   2,991.00     29,279.22     4,414.30
088011-2  HOUSTON     34,464.18    30,400.00  2,246.11   32,646.11   4,234.02     28,412.09     2,660.42
094614-5  IVY         43,626.45    44,900.00      0.00   44,900.00   5,840.00     39,060.00     3,510.96
001868-9  KELLEY       8,285.25     2,500.00      0.00    2,500.00     500.00      2,000.00       780.40
002992-6  ROSE         4,932.05     1,800.00     36.99    1,836.99       0.00      1,836.99       886.80
011404-1  MCCASLINE    9,691.47     3,500.00     84.54    3,584.54       0.00      3,584.54     1,253.90
088646-5  PATTERSON    4,760.01     1,000.00    195.42    1,195.42       0.00      1,195.42       404.49
092706-1  COX         43,420.78    15,250.00  2,048.27   17,298.27   4,930.00     12,368.27     3,342.08
007014-4  HALL         8,371.56     5,400.00      0.00    5,400.00   3,172.50      2,227.50       917.00
093658-3  STRUTH      19,175.97    19,250.00    984.79   20,234.79   1,762.50     18,472.29     1,082.92
090758-4  VINSON      29,642.01    28,550.00  2,241.99   30,791.99   3,125.80     27,666.19     3,258.72
093424-0  GEORGE      28,054.21    28,500.00      0.00   28,500.00   4,423.14     24,076.86     3,570.16
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00
                                                              0.00                     0.00


                   =====================================================================================
                    538,302.91    471,931.00  18,765.11 490,696.11  65,793.64    424,902.47    46,900.48
                   =====================================================================================





                           Net        Current
 Account   Customer   Pass Thru    Period Net         Cumulative
 Number      Name   Proceeds    Gain/(Loss)        Gain/(Loss)
---------------------------------------------------------------------


088623-4  BAKER        17,564.54   (7,486.41)
086799-4  CONNER       17,040.93   (5,560.39)
091737-7  WILSON       15,265.64   (2,477.37)
088033-6  LEVI         20,338.69   (6,697.21)
092447-2  MESSER       32,009.22  (20,026.93)
093925-6  BARNES       22,059.96   (5,897.72)
088379-3  OXENDINE     23,073.68    3,079.59
088349-6  ARNOLD       20,530.87   (1,062.68)
092176-7  BRIGGS       20,664.00   (1,971.17)
088796-8  SOLVERSON    25,357.24   (6,483.56)
092198-1  ROWDEN       24,864.92  (10,525.43)
088011-2  HOUSTON      25,751.67   (8,712.51)
094614-5  IVY          35,549.04   (8,077.41)
001868-9  KELLEY        1,219.60   (7,065.65)
002992-6  ROSE            950.19   (3,981.86)
011404-1  MCCASLINE     2,330.64   (7,360.83)
088646-5  PATTERSON       790.93   (3,969.08)
092706-1  COX           9,026.19  (34,394.59)
007014-4  HALL          1,310.50   (7,061.06)
093658-3  STRUTH       17,389.37   (1,786.60)
090758-4  VINSON       24,407.47   (5,234.54)
093424-0  GEORGE       20,506.70   (7,547.51)
                            0.00        0.00
                            0.00        0.00
                            0.00        0.00
                            0.00        0.00
                            0.00        0.00
                            0.00        0.00


                   =============================================
                      378,001.99 (160,300.92)       (1,373,535.60)
                   ===============================================

                                                        -0.01
                                                      ==============












           22






OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE: AUGUST 7, 1997
REMITTANCE REPORT                                    POOL REPORT # 13
REPORTING MONTH: JULY 31, 1997
                                                                 Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original          Beginning     Current     Accelerated              Ending             Principal Paid
               Cert.       Certificate        Certificate   Principal    Principal   Writedown   Certificate    Pool      Per $1,000
               Class        Balances          Balances      Payable    Distribution Amounts     Balances     Factor    Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                         45,290,000.00  25,533,590.32  (1,990,181.78)    0.00       0.00      23,543,408.54    51.98368%    43.94
A-1 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

A-2                         35,585,000.00  35,585,000.00           0.00     0.00       0.00      35,585,000.00   100.00000%     0.00
A-2 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

A-3                         32,350,000.00  32,350,000.00           0.00     0.00       0.00      32,350,000.00   100.00000%     0.00
A-3 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

A-4                         22,642,000.00  22,642,000.00           0.00     0.00       0.00      22,642,000.00   100.00000%     0.00
A-4 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

A-5                         32,350,000.00  32,350,000.00           0.00     0.00       0.00      32,350,000.00   100.00000%     0.00
A-5 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

A-6                         19,409,000.00  19,409,000.00           0.00     0.00       0.00      19,409,000.00   100.00000%     0.00
A-6 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

B-1                         17,253,000.00  16,983,002.06           0.00     0.00       0.00      16,983,002.06    98.43507%     0.00
B-1 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

B-2                         10,783,295.00  10,614,543.63           0.00     0.00       0.00      10,614,543.63    98.43507%     0.00
B-2 Outstanding Writedown            0.00           0.00           0.00     0.00       0.00               0.00     0.00         0.00

Excess Asset Principal
    Balance                          0.00     438,749.31           0.00     0.00       0.00         438,749.31


                          ------------------------------------------------------------------------------------




                            215,662,295.00 195,905,885.32  (1,990,181.78)    0.00       0.00     193,915,703.54
                           =====================================================================================











OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                 REPORT DATE: AUGUST 7, 1997
REMITTANCE REPORT                                              POOL REPORT # 13
REPORTING MONTH: JULY 31, 1997
                                                                    Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                                   Interest Paid
           Certificate   Remittance    Beginning    Current       Total     Interest       Ending  Per $1,000   Cert.     TOTAL
              Class         Rate        Balance     Accrual        Paid     Shortfall     Balance Denomination   Class  DISTRIBUTION
                        ------------------------------------------------------------------------------------------------------------


A-1                      5.78969%        0.00     127,299.41   127,299.41       0.00        0.00     4.99        A-1    2,117,481.19
A-1  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-1  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

A-2                      6.80000%        0.00     201,648.33   201,648.33       0.00        0.00     5.67        A-2      201,648.33
A-2  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-2  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

A-3                      7.10000%        0.00     191,404.17   191,404.17       0.00        0.00     5.92        A-3      191,404.17
A-3  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-3  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

A-4                      7.35000%        0.00     138,682.25   138,682.25       0.00        0.00     6.13        A-4      138,682.25
A-4  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-4  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

A-5                      7.65000%        0.00     206,231.25   206,231.25       0.00        0.00     6.38        A-5      206,231.25
A-5  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-5  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

A-6                      8.00000%        0.00     129,393.33   129,393.33       0.00        0.00     6.67        A-6      129,393.33
A-6  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
A-6  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

B-1                      8.39200%        0.00     118,767.79   118,767.79       0.00        0.00     6.99        B-1      118,767.79
B-1  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
B-1  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00




B-2                      9.64400%        0.00      85,305.55    85,305.55       0.00        0.00     8.04        B-2       85,305.55
B-2  Carryover Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00
B-2  Writedown Interest  0.00            0.00           0.00         0.00       0.00        0.00     0.00

X                                  707,111.97     394,201.97   315,528.48  78,673.49  785,785.44                  X       315,528.48

Service Fee                                       163,254.90   163,254.90       0.00        0.00                          163,254.90
                           -------------------------------------------------------------------                          ----------

                                   707,111.97   1,756,188.95 1,677,515.46  78,673.49  785,785.44                        3,667,697.24




